SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported): June 22, 2016

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-10764	ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	1-31508	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000 64-0205830
1-32718	ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469646	1-35747	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street, Building 529 New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Entergy Arkansas, Inc.
On June 22, 2016, by written consent, in lieu of a meeting, the sole holder of all of the issued and outstanding common stock of Entergy Arkansas elected the following individuals as directors of Entergy Arkansas: Theodore H. Bunting, Jr., Paul D. Hinnenkamp, Andrew S. Marsh and Richard C. Riley.

Entergy Louisiana, LLC
On June 22, 2016, by written consent, in lieu of a meeting, the sole holder of all of the issued and outstanding common membership interests of Entergy Louisiana elected the following individuals as directors of Entergy Louisiana: Theodore H. Bunting, Jr., Paul D. Hinnenkamp, Andrew S. Marsh and Phillip R. May, Jr.

Entergy Mississippi, Inc.
On June 22, 2016, by written consent, in lieu of a meeting, the sole holder of all of the issued and outstanding common stock of Entergy Mississippi elected the following individuals as directors of Entergy Mississippi: Theodore H. Bunting, Jr., Haley R. Fisackerly, Paul D. Hinnenkamp and Andrew S. Marsh.

Entergy New Orleans, Inc.
On June 22, 2016, by written consent, in lieu of a meeting, the sole holder of all of the issued and outstanding common stock of Entergy New Orleans elected the following individuals as directors of Entergy New Orleans: Theodore H. Bunting, Jr., Paul D. Hinnenkamp, Andrew S. Marsh and Charles L. Rice, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Arkansas, Inc.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.

By: /s/ Marcus V. Brown _________________
Marcus V. Brown
Executive Vice President and General Counsel

Dated: June 28, 2016